Exhibit 10.5

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

AMERICAN BANK, N.A.

DEED OF TRUST

(Loan No. 89765200)

WHITESTONE UPTOWN TOWER, LLC, a Delaware limited liability company ("Grantor"), in order to secure the payment of the indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to ZANE SMITH, Trustee, 2707 West Northwest Highway, Dallas, Texas 75220 ("Trustee"), the land in Dallas County, Texas and more particularly described in Exhibit A attached hereto and made a part hereof, together with (i) all the buildings and other improvements now on or that may be placed hereafter on such land during the existence of this lien; (ii) Grantor's rights and interests in all fixtures or other property now or hereafter attached to, installed in, or used in connection with the buildings and other improvements now erected or hereafter to be erected on such land; (iii) Grantor's rights and interests in all easements and rights of way used in connection with any of the foregoing property or as a means of ingress to or egress from such property; (iv) Grantor's rights and interests in any streets, ways, alleys and strips of land adjoining such land or any part thereof; and (v) all rights, estates, powers and privileges appurtenant or incident to the foregoing.

TO HAVE AND TO HOLD the foregoing property (herein called the "Property") unto the Trustee and his successors or substitutes in this trust and to his or their successors and assigns, IN TRUST, however, upon the terms, provisions and conditions herein set forth.

ARTICLE I

Secured Indebtedness

1.1    Secured Indebtedness. This Deed of Trust ("Deed of Trust") is made to secure and enforce the payment of the following note, obligations, indebtedness and liabilities: (a) one certain promissory note of even date herewith in the maximum stated principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), made by Grantor, and payable to the order of AMERICAN BANK, N.A., a national banking association ("Bank"), with interest at the rate or rates therein provided, both principal and interest being payable as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part (such note and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, are hereinafter collectively called the "Note," and the Bank and all subsequent holders of the Note or any part thereof or any interest therein or any of the "secured indebtedness" [as hereinafter defined] are hereinafter collectively called the "Noteholder"), and (b) all loans and future advances made by the Noteholder to Grantor and all other debts, obligations and liabilities of every kind and character of Grantor now or hereafter existing in favor of the Noteholder (including all indebtedness incurred or arising pursuant to the provisions of this Deed of Trust or any loan agreement relating to the above described indebtedness or any other instrument now or hereafter evidencing, governing or securing the above described indebtedness or any part there) whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to the Noteholder or to a third party and subsequently acquired by the Noteholder and whether such debts, obligations and liabilities are evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, it being contemplated that Grantor may hereafter become indebted to the Noteholder in further sum or sums. The indebtedness referred to in this Paragraph, the proceeds of which indebtedness were used, in whole or in part, to acquire (or satisfy existing liens upon) the Property, is hereinafter sometimes called the "secured indebtedness" or the "indebtedness secured hereby." IT IS EXPRESSLY CONTEMPLATED BY THE GRANTOR AND NOTEHOLDER THAT ADDITIONAL DEBTS, OBLIGATIONS AND LIABILITIES OF GRANTOR TO NOTEHOLDER MAY FROM TIME TO TIME BE OUTSTANDING AND THAT SUCH FUTURE DEBTS, OBLIGATIONS AND LIABILITIES ARE INTENDED TO BE SECURED HEREBY TO THE SAME EXTENT AS IF THE SAME WERE SPECIFICALLY DESCRIBED AND REFERENCED HEREIN.

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ARTICLE II

Representations, Warranties and Covenants

2.1.    Title. Grantor shall warrant and forever defend the title to the Property against the claims of all persons whomsoever claiming or to claim the same or any part thereof, subject only to the recorded encumbrances described in the loan policy of title insurance issued to Noteholder insuring the lien of this Deed of Trust (the "Permitted Encumbrances").

2.2.    Covenants and Agreements. So long as the secured indebtedness or any part thereof remains unpaid, Grantor covenants and agrees with the Noteholder as follows:

a.    Payment. Grantor shall make prompt payment, as the same becomes due, of the Note and of all installments of principal and interest thereon and of all other secured indebtedness without setoff, deduction or demand.

b.    Use of Property. Grantor shall use and keep the Property in a safe and proper manner and in accordance with all laws, ordinances and regulations of governmental bodies having jurisdiction over Grantor or the Property and all restrictive covenants included in the Permitted Encumbrances (collectively, "Applicable Laws") and shall pay all fees or charges of any kind in connection therewith. Grantor shall allow the Noteholder or its authorized representative to enter the Property at any reasonable time to inspect the Property. If Grantor receives a notice or claim that the Property is not in compliance with any Applicable Law, Grantor shall promptly furnish a copy of such notice or claim to the Noteholder.

c.    Ad Valorem Taxes. Subject to subsection j below, Grantor shall cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Property, or any part thereof, or against the Trustee or the Noteholder for or on account of the Note or the interest created by this Deed of Trust and shall furnish the Noteholder with evidence of payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor, provided, however, Grantor shall have the right to contest taxes and assessments so long as such contest is in good faith, by appropriate proceedings, is diligently conducted, and Grantor has set aside reserves with Noteholder, posted a bond or other security or otherwise made appropriate provisions for the payment thereof, and provided that Grantor will pay all such taxes and assessments immediately upon the commencement of proceedings and thereafter shall furnish the Noteholder with evidence of such payment.

d.    Repair and Maintenance. Grantor shall keep the Property in good order and repair, causing all necessary repairs, renewals and replacements to be promptly made, and shall not allow any of the Property to be misused, abused or wasted. Grantor shall promptly replace all worn-out fixtures covered by this Deed of Trust with fixtures comparable to the replaced fixtures when new, and shall repaint the Property when needed. Notwithstanding the foregoing, Grantor shall not, without the prior written consent of the Noteholder, make any structural alteration to the Property or any other alterations thereto which impair the value thereof.

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e.    Insurance and Casualty. Grantor shall (i) during any construction phase for any improvements on the Property, keep in place Builder’s Risk insurance (and other coverage acceptable to Noteholder, and thereafter, or otherwise, (ii) keep in force general liability insurance in amounts and under terms as shall be acceptable to Noteholder, and (iii) shall keep any improvements on the Property insured against loss or damage by fire, explosion, windstorm, hail, tornado and such other hazards as are from time to time included in "all risks coverage" or as the Noteholder may require from time to time in an amount equal to one hundred percent (100%) of the full replacement value of all of the improvements on the Property under policies of fire, extended coverage and other insurance in such company or companies, in such amounts, upon such terms and provisions, and with such endorsements, all as is acceptable to the Noteholder. Grantor further agrees that Grantor shall deliver to the Noteholder certified copies of the original policies evidencing such insurance and evidence of the payment of all premiums, and shall deliver certificates evidencing renewals of all such policies of insurance to the Noteholder at least fifteen (15) days before any such insurance shall expire. Grantor further agrees that all such policies shall provide that proceeds thereunder will be payable to the Noteholder as its interest may appear (or to the Noteholder's designee) pursuant and subject to a mortgage clause (without contribution) of standard form attached to or otherwise made a part of the applicable policy. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Grantor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or the Noteholder or other transferee in the event of such other transfer of title; and to that end Grantor hereby grants to the Noteholder a security interest in such policies and proceeds, which security interest shall be subject to foreclosure in accordance with procedures herein set out for the foreclosure of the lien of this Deed of Trust. In the event any of the Property covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) the Noteholder may, but shall not be obligated to, make proof of loss if not made promptly by Grantor, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Noteholder instead of to Grantor, and (iii) the Noteholder shall have the right to apply the insurance proceeds first, to reimburse the Noteholder or the Trustee for all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection of such proceeds and, second, the remainder of the proceeds shall be applied, at the discretion of the Noteholder, in payment (without premium or penalty) of the secured indebtedness, either in whole or in part, in the order determined by the Noteholder, or to the repair, restoration or replacement of the Property so destroyed or damaged; provided that no default or breach exists (or any event which, with the giving of notice, or passage of time, or both, would constitute a default or breach) hereunder, under the Note, or any documents executed in connection therewith, and provided that, any insurance proceeds held by the Noteholder to be applied to the repair, restoration or replacement of the Property shall be paid out from time to time upon compliance by Grantor with such terms, conditions and requirements as may be reasonably imposed by the Noteholder. In any event the unpaid portion of the secured indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. In the event a default or breach exists (or any event which, with the giving of notice, or passage of time, or both, would constitute a default or breach) hereunder, under the Note, or any document executed in connection therewith, Noteholder may, at the discretion of Noteholder, apply the remainder of the proceeds to the payment (without premium, or penalty) of the secured indebtedness, either in whole or in part, in the order determined by the Noteholder, prior to the repair, restoration or replacement of the Property so destroyed or damaged. If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in any material damage to or loss or destruction of the Property, Grantor shall give immediate notice thereof by mail to the Noteholder and, unless otherwise so instructed by the Noteholder, shall promptly, at Grantor's sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

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f.    Condemnation. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to the Noteholder and shall be applied, first, to reimburse the Noteholder or the Trustee for all costs and expenses, including reasonable attorneys' fees, incurred in connection with collection of such proceeds and, second, provided that no default or breach exists (or any event which, with the giving of notice, or passage of time, or both, would constitute a default or breach) hereunder, under the Note, or any documents executed in connection therewith, the remainder of the proceeds shall be paid out to repair or restore the Property so affected by such condemnation, injury or damage in the same manner as provided in subparagraph 2.2(e). In any event the unpaid portion of the secured indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. In the event a default or breach exists (or any event which, with the giving of notice, or passage of time, or both, would constitute a default or breach) hereunder, under the Note, or any document executed in connection therewith, Noteholder may, at the discretion of Noteholder, apply the remainder of the proceeds to the payment (without premium, or penalty) of the secured indebtedness, either in whole or in part, in the order determined by the Noteholder, prior to the repair, restoration or replacement of the Property so affected by such condemnation, injury or damage. In the event any of the foregoing proceeds are applied to the repair, restoration or replacement of the Property, Grantor shall promptly commence and complete such repair, restoration or replacement of the Property as nearly as possible to its value, condition and character immediately prior to such damage or taking. Grantor hereby assigns and transfers all such proceeds, judgments, decrees and awards to the Noteholder for application as provided herein.

g.    INDEMNIFICATION. GRANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE TRUSTEE AND THE NOTEHOLDER FROM AND AGAINST, AND REIMBURSE THEM FOR, ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) WHICH MAY BE IMPOSED UPON, ASSERTED AGAINST OR INCURRED OR PAID BY THEM BY REASON OF, ON ACCOUNT OF OR IN CONNECTION WITH (i) ANY BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING IN OR UPON THE PROPERTY THROUGH ANY CAUSE WHATSOEVER, (ii) ANY BREACH OF THIS DEED OF TRUST BY GRANTOR HEREUNDER, OR (iii) ANY VIOLATION BY GRANTOR OR THE PROPERTY OF APPLICABLE LAWS, INCLUDING APPLICABLE LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT. THIS INDEMNITY WILL SURVIVE ANY FORECLOSURE OR TERMINATION OF THIS DEED OF TRUST.

h.    Permitted Encumbrances. Grantor shall comply with and shall perform all of the covenants, agreements and obligations imposed upon it or the Property in the Permitted Encumbrances in accordance with their respective terms and provisions.

i.    Loan Agreement. Grantor shall comply with and shall perform all of the covenants, agreements and obligations imposed upon it or the Property by the Loan Agreement (herein so called) entered into as of even date herewith between Grantor and Bank.

j.    Tax Account. During the existence of a default hereunder, and in addition to the requirements of subparagraphs (c) and (e) above, Grantor will pay with and in addition to the payments of principal and interest payable under the terms of the Note, on the same day as the interest only, or the principal and interest, as applicable, installments are due and payable, a sum equal to a prorated portion (1/12, with any make-up for partial years) of the estimated annual real property taxes and assessments next due on the Property. Such monies shall be funded into an escrow account with Noteholder and shall not bear interest. If the amount so paid is not sufficient to pay such taxes and assessments when due, then Grantor will deposit immediately with the Noteholder an amount sufficient to pay such taxes and assessments. If there is a default of any of the provisions of this Deed of Trust resulting in a sale of the Property or foreclosure, or if the Noteholder acquires the Property otherwise after default, the Noteholder shall apply, at the time of commencement of such proceedings or at the time the property is otherwise acquired, the balance in such account to the then remaining unpaid balance of the Note. No interest shall accrue or be allowed on any payment made under the provisions of this paragraph. If the amount so paid is in excess of the amount needed to pay such taxes and assessments in any calendar year, such excess may be applied by Noteholder to the next maturing installments of principal and interest. All deposits made pursuant to this paragraph shall be held by the Noteholder as additional security for the payment of the debt described herein and shall not be assigned, attached or otherwise alienated except when transferred by Grantor to a new owner of the Property concurrently with a bona fide sale of the Property, if allowed hereby. Noteholder is authorized and directed to make such payments directly to the applicable taxing authority(ies) or to release to Grantor to make such payments, at Noteholder’s discretion.

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2.3    Right of the Noteholder to Perform. Grantor agrees that, if Grantor fails to perform any act or to take any action which hereunder Grantor is required to perform or take, or to pay any money which hereunder Grantor is required to pay, or takes any action prohibited hereby, the Noteholder may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money or remedy any action so taken, and any expenses so incurred by the Noteholder, and any money paid by the Noteholder in connection therewith, shall be a demand obligation owing by Grantor to the Noteholder and the Noteholder, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts due and owing by Grantor to the Noteholder pursuant to this Deed of Trust shall bear interest from the date such amount becomes due until paid at the rate of interest payable on matured but unpaid principal of or interest on the Note and shall be a part of the secured indebtedness and shall be secured by this Deed of Trust.

ARTICLE III

Remedies in Event of Default

3.1    Defaults. The term "default" as used in this Deed of Trust shall mean the occurrence of any of the following events, beyond any applicable notice and cure:

a.    the failure of Grantor to make due and punctual payment of the Note or of any other secured indebtedness or of any installment of principal thereof or interest thereon, or of any other amount required to be paid under the Note or this Deed of Trust, as the same shall become due and payable; or

b.    the failure of Grantor timely and properly to observe, keep or perform any covenant, agreement, warranty or condition herein required to be observed, kept or performed (except a failure described in any other subparagraph of this Paragraph 3.1, including subparagraph 3.1(a)), if such failure continues for thirty (30) days after Grantor receives written notice thereof; or

c.    without the prior written consent of the Noteholder, (i) Grantor sells, leases (other than leases in the ordinary course of business on market terms, approved by the Bank), exchanges, assigns, transfers, conveys or otherwise disposes of all or any part of the Property or any interest therein (except for the disposition of worn-out fixtures under the circumstances described in subparagraph 2.2(d) hereof), or legal or equitable title to the Property, or any interest therein, is vested in any other party, in any manner whatsoever, by operation of law or otherwise, or (ii) any ownership of Grantor or any guarantors of the secured indebtedness (whether one or more, the “Guarantors”) is transferred, assigned, or otherwise hypothecated (but expressly exempting therefrom transfers of publicly traded ownership interests), it being understood that the consent of the Noteholder required hereunder may be refused by the Noteholder in its sole discretion or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole discretion of the Noteholder, including but not limited to the right to change the interest rate, date of maturity or payments of principal or interest on the Note, to require payment of any amount as additional consideration as a transfer fee or otherwise and to require assumption of the Note and this Deed of Trust; or

d.    without the prior written consent of the Noteholder, Grantor creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Property which are not delinquent and any broker liens reasonably incurred while marketing the Property for sale), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien created in this Deed of Trust; or

e.    a default occurs under (i) any other agreements or instruments evidencing or relating to the secured indebtedness or (ii) any other agreements of Grantor or any guarantors of the secured indebtedness to Noteholder; or

f.    the failure of Grantor to maintain its existence and authority to do business in the jurisdiction where the Property is located, if Grantor is an entity; or

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g.    the death or insolvency of Grantor, if applicable, or of a guarantor, if any, of the secured indebtedness, provided, however, that the death or legal incapacity of a guarantor shall not be a default if, within thirty (30) days of the date of such death or incapacity, either (1) the representative or legal guardian of such guarantor or his/her estate affirms in writing (which instrument shall be in form and substance reasonably satisfactory to Noteholder) (a) liability for the secured indebtedness and (b) that no distributions shall be made from such estate without the prior written consent of Noteholder, or (2) a substitute guarantor, with creditworthiness and non-exempt assets equal to or greater than the deceased guarantor, is approved by Noteholder in its reasonable discretion.

3.2    Acceleration. Upon the occurrence of a default, the Noteholder shall have the option of declaring all secured indebtedness in its entirety to be immediately due and payable, and the liens and security interests created hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as the Noteholder may elect.

3.3    Foreclosure. Upon the occurrence of a default, the Trustee, his successor or substitute, is authorized and empowered and it shall be his special duty at the request of the Noteholder to sell the Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Property is situated, at public vendue to the highest bidder for cash between the hours of 10 o'clock a.m. and 4 o'clock p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust. Any sale made by the Trustee hereunder may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. After any such sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of the sale or sales and apply the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. In the event any sale hereunder is not completed or is defective in the opinion of the Noteholder, such sale shall not exhaust the power of sale hereunder and the Noteholder shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by the Trustee or any successor or substitute appointed hereunder as to nonpayment of the indebtedness secured hereby, or as to the occurrence of any default, or as to the Noteholder having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by the Noteholder or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee, his successor or substitute.

3.4    Proceeds of Sale. The proceeds of any sale held by the Trustee or in foreclosure of the lien evidenced hereby shall be applied:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale including but not limited to a reasonable fee to the Trustee acting under the provisions of Paragraph 3.3;

SECOND, to the payment in full of the secured indebtedness (including specifically without limitation the principal, interest and attorneys' fees due and unpaid on the Note and the amounts due and unpaid and owed to the Noteholder under this Deed of Trust) in such order as the Noteholder may elect; and

THIRD, the remainder, if any there shall be, shall be paid to Grantor or to such other party or parties as may be entitled thereto by law.

3.5    The Noteholder as Purchaser. The Noteholder shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and any Noteholder purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such Noteholder.

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3.6    Remedies Cumulative. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the secured indebtedness, or any part thereof, or otherwise benefitting the Noteholder.

3.7    Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Grantor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of such property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of such property in the Justice of the Peace Court in the Justice Precinct in which such property, or any part thereof, is situated.

3.8    Waiver of Anti-Deficiency Statutes. Grantor specifically, knowingly, and intentionally waives the protections afforded by Sections 51.003 – 51.005 of the Texas Property Code.

ARTICLE IV

Miscellaneous

4.1    Defeasance. If all of the secured indebtedness be paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Deed of Trust are kept and performed, then and in that event only, all rights under this Deed of Trust shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by the Noteholder in due form at Grantor's cost.

4.2    Successor Trustee. The Trustee may resign by an instrument in writing addressed to the Noteholder, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by the Noteholder. In case of the death, resignation, removal or disqualification of the Trustee or if for any reason the Noteholder shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then the Noteholder shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by the Noteholder and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full or until the Property is sold hereunder. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

4.3    Liability of Trustee. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING THE TRUSTEE'S NEGLIGENCE), EXCEPT FOR THE TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by him hereunder.

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4.4    Waiver by the Noteholder. The Noteholder may at any time and from time to time (a) waive or not enforce compliance by Grantor with any covenant herein made by Grantor; (b) consent to Grantor doing any act which hereunder Grantor is prohibited from doing, or consent to Grantor failing to do any act which hereunder Grantor is required to do; (c) release any part of the Property, or any interest therein, from the lien of this Deed of Trust without the joinder of the Trustee, or (d) release any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other instrument now or hereafter securing the payment of the secured indebtedness, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of the Noteholder hereunder except to the extent specifically agreed to by the Noteholder in writing.

4.5    Actions by the Noteholder. The lien and other security rights of the Noteholder hereunder shall not be impaired by any indulgence, moratorium or release granted by the Noteholder, including but not limited to (a) any renewal, extension, increase or modification which the Noteholder may grant with respect to any secured indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which the Noteholder may grant in respect of the Property, or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.

4.6    Rights of the Noteholder. The Noteholder may waive any default without waiving any other prior or subsequent default. The Noteholder may remedy any default without waiving the default remedied. Neither the failure by the Noteholder to exercise, nor the delay by the Noteholder in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by the Noteholder of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Noteholder and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by the Noteholder of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.

4.7    Dealing with Successor. In the event the ownership of the Property or any part thereof becomes vested in a person other than Grantor, the Noteholder may deal with such successor or successors in interest with reference to this Deed of Trust and to the indebtedness secured hereby in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the indebtedness secured hereby. No sale of the Property, no forbearance on the part of the Noteholder and no extension of the time for the payment of the indebtedness secured hereby given by the Noteholder shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder or for the payment of the indebtedness secured hereby or the liability of any other person hereunder or for the payment of the indebtedness secured hereby, except as agreed to in writing by the Noteholder.

4.8    Place of Payment. The Note and all other secured indebtedness which may be owing hereunder at any time by Grantor shall be payable at the place designated in the Note.

4.9    Notice. Any notice, request, demand or other communication required or permitted hereunder, or under the Note, or under any other instrument securing the payment of the Note (unless otherwise expressly provided therein) shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address shown on the signature page of this Deed of Trust, or to such different address as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein; provided that, service of a notice required by Tex. Property Code §51.002 shall be considered complete when the requirements of that statute are met.

DEED OF TRUST WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 8

4.10    Application of Indebtedness. If any part of the secured indebtedness is not, for any reason, lawfully secured by this Deed of Trust, then the Noteholder may without notice to Grantor apply payments made on the secured indebtedness first in discharge of the part not secured by this Deed of Trust. If for any reason any part of the secured indebtedness is not lawfully secured by the entire Property, then the Noteholder may without notice to Grantor apply payments made on the secured indebtedness first in discharge of that part. If the Noteholder has full recourse against Grantor or any guarantor for part, but not all, of the secured indebtedness for any reason, then the Noteholder may without notice to Grantor apply foreclosure proceeds which are to be applied to the secured indebtedness first against that portion of the secured indebtedness for which the Noteholder does not have full recourse against Grantor or the guarantor. Similarly, the Noteholder may without notice to Grantor apply any cash payments actually paid by Grantor or any guarantor before final maturity of the Note (by acceleration or otherwise) to the portion of the secured indebtedness for which the Noteholder does not have full recourse against Grantor or the guarantor.

4.11    Heirs, Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the heirs, devisees, representatives, successors and assigns of Grantor including all successors in interest of Grantor in and to all or any part of the Property, and shall inure to the benefit of the Trustee and the Noteholder and their respective heirs, successors, substitutes and assigns and shall constitute covenants running with the land. All references in this Deed of Trust to Grantor, Trustee or the Noteholder shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.

4.12    Severability. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

4.13    Gender and Number. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

4.14    Counterparts. This Deed of Trust may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

4.15    Joint and Several. Where two or more persons or entities have executed this Deed of Trust, unless the context clearly indicates otherwise, the term "Grantor" as used in this Deed of Trust means the grantors hereunder or either or any of them and the obligations of Grantor hereunder shall be joint and several.

4.16    Modification or Termination. Subject to Paragraph 4.7 above, the Note and this Deed of Trust may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted, and any alleged modification or termination which is not so documented shall not be effective as to any party.

4.17    Filing and Recordation. Grantor shall cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as the Trustee or the Noteholder shall reasonable request, and shall pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

4.18    ENTIRE AGREEMENT. THE NOTE, THIS DEED OF TRUST AND OTHER DOCUMENTS EXECUTED BY GRANTOR AND THE NOTEHOLDER AND DELIVERED IN CONNECTION THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

DEED OF TRUST WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 9

ARTICLE V

Assignment of Rents

5.1         Assignment. To provide a source of future payment of the secured indebtedness, Grantor does hereby assign, transfer and set over to the Noteholder all of the rents, income, receipts, revenues, issues, profits and other sums of money (collectively, "Rent") that are now or at any time hereafter become due and payable to Grantor under the terms of any leases (the "Leases") now or hereafter covering the Property, or any part of the Property, or arising or issuing from or out of the Leases or from or out of the Property. Rents covered by this assignment will include but not be limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, security deposits, advance rents, all proceeds payable under any policy of insurance covering the loss of rents. Rents covered by this assignment shall also include any money Grantor is entitled to recover from any lessee in bankruptcy such as, without limitation, money recoverable for use and occupancy of any part of the Property and damage claims arising out of lease defaults, including rejections, under any applicable bankruptcy law. Until receipt from the Noteholder of notice of the occurrence of a default specified in this Deed of Trust (a "Notice of Default"), each lessee under the Leases may pay Rent directly to Grantor and Grantor shall have the right to receive such Rent provided that Grantor shall hold such Rent as a trust fund to be applied as required by the Noteholder, and Grantor agrees so to apply Rent, before using any part of the same for any other purposes, first, to the payment of taxes and assessments upon the Property before penalty or interest is due thereon; second, to the cost of insurance, maintenance and repairs required by the terms of this Deed of Trust; third, to the satisfaction of all obligations specifically set forth in the Leases; and, fourth, to the payment of interest and principal becoming due on the Note and this Deed of Trust. Upon receipt from the Noteholder of a Notice of Default, each lessee under the Leases is hereby authorized and directed to pay directly to the Noteholder all Rent thereafter accruing and the receipt of Rent by the Noteholder shall be a release of such lessee to the extent of all amounts so paid. The receipt by a lessee under the Leases of a Notice of Default shall be sufficient authorization for such lessee to make all future payments of Rent directly to the Noteholder and each such lessee shall be entitled to rely on such Notice of Default and shall have no liability to Grantor for any Rent paid to the Noteholder after receipt of the Notice of Default. Rent received by the Noteholder for any period prior to foreclosure under this Deed of Trust or acceptance of a deed in lieu of foreclosure shall be applied by the Noteholder to the payment (in such order as the Noteholder shall determine) of: (a) all expenses of managing the Property, including but not limited to the salaries, fees and wages of a managing agent and such other employees as the Noteholder may deem necessary or desirable; all expenses of operating and maintaining the Property, including but not limited to all taxes, assessments, charges, claims, utility costs and premiums for insurance, and the cost of all alterations, renovations, repairs or replacements; and all expenses incident to taking and retaining possession of the Property or collecting Rent due and payable under the Leases; and (b) the Note and other indebtedness secured by this Deed of Trust, principal, interest, attorneys' and collection fees and other amounts, in such order as the Noteholder in its sole discretion may determine. In no event will the assignment pursuant to this Paragraph 5.1 reduce the indebtedness evidenced by the Note or otherwise secured by this Deed of Trust, except to the extent, if any, that Rent is actually received by the Noteholder and applied upon or after receipt to such indebtedness in accordance with the preceding sentence. At any time during which Grantor is receiving Rent directly from lessees under the Leases, Grantor shall, upon receipt of written direction from the Noteholder, make demand and sue for all Rent due and payable under one or more Leases, as directed by the Noteholder, as it becomes due and payable, including Rent which is past due and unpaid. In the event Grantor fails to take such action, or at any time during which Grantor is not receiving Rent directly from lessees under the Leases, the Noteholder shall have the right (but shall be under no duty) to demand, collect and sue for in its own name all Rent due and payable under the Leases, as it becomes due and payable, including Rent which is past due and unpaid. The Noteholder shall not be deemed to have taken possession of the Property except on the exercise of any option the Noteholder may have to do so, evidenced by its demand and overt act for such purpose. Grantor shall (a) make no Leases without Noteholder’s prior written consent, (b) make no assignment or other disposition of Rent, (c) not cancel or amend any Lease or any other instrument under which Rent is to be paid or waive, excuse, condone, discount, set off, compromise or in any manner release any obligation thereunder, (d) not receive or collect any Rent for a period of more than one month in advance of the date on which payment thereof is due , (e) duly and punctually observe and perform every obligation to be performed by it under each Lease, (f) not do or permit to be done anything to impair the security thereof, and (g) enforce, to the extent such enforcement would be reasonably prudent under the circumstances, every obligation of each other party thereto. The assignment contained in this Paragraph 5.1 shall become null and void upon the release of this Deed of Trust.

DEED OF TRUST WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 10

5.2    Statutory Rights. Nothing in this Article V shall limit any rights granted to Noteholder under Chapter 64 of the Texas Property Code. Noteholder’s rights in this Article V shall be cumulative with all rights and remedies available to Noteholder under Chapter 64.

ARTICLE VI

Security Interest

6.1    Grant of Interest. In order to secure the payment of the indebtedness hereinabove referred to and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinabove described, Grantor hereby grants to the Noteholder a security interest in each of the following now or hereafter owned by Grantor (the "Collateral") and all proceeds of the Collateral:

a.    all goods, equipment, furnishings, fixtures, furniture, chattels and personal property of Grantor, and all renewals or replacements of or substitutions for any of the foregoing;

b.    all building materials and equipment now or hereafter delivered to the Property and intended to be installed therein;

c.    all security deposits and advance rentals under lease agreements now or at any time hereafter covering or affecting any of the Property or any Collateral and held by or for the benefit of Grantor;

d.    all monetary deposits which Grantor has been required to give to any public or private utility with respect to utility services furnished to the Property;

e.    all issues and profits from any part of the Property or any Collateral;

f.    all proceeds (including premium refunds) of each policy of insurance relating to the Property or any Collateral;

g.    all proceeds from the taking of the Property or any Collateral or any part thereof or any interest therein or right or estate appurtenant thereto by eminent domain or by purchase in lieu thereof;

h.    all contracts related to the Property or any Collateral;

i.    all money, funds, accounts, instruments, documents, general intangibles (including trademarks, trade names and symbols used in connection therewith), and notes or chattel paper owned by Grantor, including those (i) arising from or related to the Property or any Collateral, including any funds deposited or set aside for the payment of taxes or insurance premiums related to the Mortgaged Property or any Collateral, or (ii) on deposit with or in the possession of Noteholder;

j.    all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Property or any Collateral;

k.    all plans, specifications, maps, surveys, reports, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Property or any Collateral;

l.    all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Property or any Collateral; and

m.    all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Property and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise, together with any sums of money that may now or at any time hereafter become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering the Property or any part thereof.

DEED OF TRUST WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 11

6.2    Uniform Commercial Code. Upon the occurrence of a default, the Noteholder may exercise its rights of enforcement with respect to the Collateral under the Texas Business and Commerce Code, as amended, and in conjunction with, in addition to or in substitution for those rights and remedies:

a.    the Noteholder may enter upon the Property to take possession of, assemble and collect the Collateral or to render it unusable; and

b.    the Noteholder may require Grantor to assemble the Collateral and make it available at a place the Noteholder designates which is mutually convenient to allow the Noteholder to take possession or dispose of the Collateral; and

c.    written notice mailed to Grantor as provided herein five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

d.    any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Collateral hereunder as is required for such sale of the Property under power of sale; and

e.    in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Collateral and the Property may, at the option of the Noteholder, be sold as a whole; and

f.    it shall not be necessary that the Noteholder take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this paragraph is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

g.    prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by the Noteholder; and

h.    any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the indebtedness or as to the occurrence of any default, or as to the Noteholder having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Noteholder, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

i.    the Noteholder may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Noteholder, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Noteholder.

6.3    Reproduction as Financing Statement. A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement.

6.4    Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records in the Office of the County Clerk where the Property (including such fixtures) is situated. The mailing address of Grantor is set forth below opposite the signature of Grantor to this Deed of Trust and the address of the Noteholder from which information concerning the security interest may be obtained is the address of the Noteholder set forth at the end of this Deed of Trust.

6.5    Filing and Recordation. Grantor shall cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as the Trustee or the Noteholder shall reasonably request, and shall pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

DEED OF TRUST WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 12

6.6    Financing Statement Filings. Grantor authorizes Noteholder to file any financing statements it deems necessary relating to the Collateral, including an “all asset,” “super generic” filing or otherwise.

ARTICLE VII

Subrogation

7.1     Subrogation; Carry Forward of Lien: All or a portion of the indebtedness secured hereby has been advanced by Noteholder, at Grantor’s request, to RSS MSBAM2013-C13-TX WUT, LLC, in full satisfaction and payment of, and refinance of, the remaining indebtedness due and payable to RSS MSBAM2013-C13-TX WUT, LLC; and Noteholder is subrogated to and carries forward all of RSS MSBAM2013-C13-TX WUT, LLC’s liens, security interests, rights, titles, and interest in and to the Property and the Collateral including, without limitation, the lien of that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement filed September 30, 2013, made by Whitestone Uptown Tower, LLC, and recorded in Clerk’s File No. 201300309177 in the real property records of Dallas County, Texas.

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DEED OF TRUST WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 13

IN WITNESS WHEREOF, this instrument is executed by the undersigned effective as of June 7, 2024.

GRANTOR’S ADDRESS:	GRANTOR:

c/o Pillarstone Capital REIT 19407 Park Row, Suite 140 Houston, Texas 77084	WHITESTONE UPTOWN TOWER, LLC,
a Delaware limited liability company

By: WHITESTONE REIT OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership,
its Sole Member

By: PILLARSTONE CAPITAL REIT,
a Maryland Real Estate Investment Trust
its General Partner

By: /s/ Bradford D. Johnson
Bradford D. Johnson, President and CEO

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on June 6, 2024, by BRADFORD D. JOHNSON, President and CEO of PILLARSTONE CAPITAL REIT, a Maryland Real Estate Investment Trust, the General Partner of WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, the Sole Member of WHITESTONE UPTOWN TOWER, LLC, a Delaware limited liability company, on behalf of said entities.

/s/ Stacie Taylor
Notary Public, State of Texas

Noteholder's Address

and

After Recording Return to:

AMERICAN BANK, N.A.

2707 West Northwest Highway

Dallas, Texas 75220

DEED OF TRUST WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)	Page 14

Exhibit A

LEGAL DESCRIPTION

Fieldnotes for a 2.9763 acre tract of land out of Lot 9, Block 7/2000 of 4144 Centre Tower, an addition to the City of Dallas out of the John Grigsby Survey, Abstract No. 495, in Dallas County, Texas according to the map or plat thereof recorded in Vol. 81161, Pg. 1556 of the Deed Records of Dallas County, and being that same tract of land conveyed to Whitestone Offices LLC, as described in deed recorded under County Clerk's File No. 20080319414 of the Real Property Records of Dallas County, said 2.9763 acre tract of land being more particularly described by metes and bounds as follows:

Beginning at a 5/8 inch steel rod found in the Northwesterly line of Alcott Street, based on a 50 foot right-of-way, at a point North 23°36'00" East 203.30 feet from its intersection with the Southwesterly line of Kirby Street, based on a 50 foot right-of-way, said point being the most Southerly corner of 4144 Centre Tower Addition and the most Southerly corner of the herein described tract, said point also being the most Easterly corner of Lot 10, Block 7/2000 Central Storeguard Addition, the map or plat of same being recorded in Vol. 95146, Pg. 2656 of the said Deed Records of Dallas County and the most Easterly corner of that certain 2.21 acre tract of land conveyed to Extra Space of Texas Eleven, L.P. as described in deed recorded under County Clerk's File No. 3449198 of the said Real Property Records;

Thence, North 65°51'00" West, 464.08 feet (called North 66°03'30" West, 465.14 feet in 2.21 acre deed) with the Southwesterly line of said Lot 9 and the Northeasterly line of said Lot 10 and the said 2.21 acre tract to a 1/2 inch steel rod with cap found in the Southeasterly line of North Central Expressway, right-of-way varies, marking the most Westerly corner of the herein described tract, said point also being the most Northerly corner of the said 2.21 acre tract;

Thence, in a Northeasterly direction with the Southeasterly line of said North Central Expressway the following courses and distances:

North 28°50'30" East, 135.75 feet to an "X" in concrete set at an angle point;

North 23°42'30" East, 85.99 feet to an "X" in concrete set at a second angle point;

North 29°00'07" East, 73.90 feet to an "X" in concrete set at a third angle point; and

North 28°09'33" East, 112.70 feet to a 3/4 inch steel rod with cap set for the most Northerly corner of the herein described tract, said point being in the Northeasterly line of said Lot 9, said point also being the most Westerly corner of that certain 1.3014 acre tract of land conveyed to RAJ Hospitality, L.P., as described in deed recorded under County Clerk's File No. 1984224 of the said Real Property Records;

Thence, South 65°51'00" East, 290.02 feet (called South 66°08'41" East 289.90 feet in 1.3014 acre deed) with the Southwesterly line of the said 1.3014 acre tract and the Northeasterly line of said Lot 9 to a 5/8 inch steel rod found marking the most Easterly corner of said Lot 9 and the herein described tract, and the most Southerly corner of the said 1.3014 acre tract, said point also being in the most Westerly or Northwesterly line of Lot IA, Block 7/2000, Cityville at Fitzhugh Addition, the map or plat of same being recorded in Volume 2004025, Page 00020 of the said Deed Records of Dallas County, said point also being in the most Westerly or Northwesterly line of that certain 3.5718 acre tract of land conveyed to WRPV XI Vue FH Dallas LP, as described in deed recorded under County Clerk's File No. 201100306330 of the said Real Property Records;

Thence, South 23°42'30" West, 367.30 feet (called South 24°08' 11" East, 367.64 feet in 3.5718 acre deed) with the most Westerly or Northwesterly line of said Lot lA and the said 3.5718 acre tract and the most Easterly or Southeasterly line of said Lot 9 to a 5/8 inch steel rod with cap set at an inside ell corner, said point being the most Westerly corner of said Lot lA and the said 3.5718 acre tract;

Thence, South 65°51'00" East, 146.21 feet (called South 65°23'50" East, 146.54 feet in 3.5718 acre deed) with the most Southwesterly or Southerly line of said Lot IA and the said 3.5718 acre tract and with a Northeasterly line of said Lot 9 to a 5/8 inch steel rod with cap found in the Northwesterly line of aforesaid Alcott Street for corner;

Thence, South 23°30'45" West, 40.06 feet with the Northwesterly line of said Alcott Street to the PLACE OF BEGINNING and containing 2.9763 acres or 129,649 square feet of land, more or less.

DEED OF TRUST

Page 15 WHITESTONE UPTOWN TOWER, LLC (Loan No. 89765200)

Exhibit A